UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  January 17, 2017

TEREX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Terex Corporation (“Terex”) issued a press release on January 17, 2017, announcing that it has commenced a tender offer (the “Tender Offer”) to purchase for cash up to $550 million in aggregate principal amount of its outstanding 6.00% Senior Notes due 2021 (the “Notes”). Terex also announced that it issued a conditional notice of redemption for any and all of the Notes that remain outstanding after the final settlement date for the Tender Offer, which is expected to be the next business day following the expiration of the Tender Offer, at a redemption price of 103.000%, plus accrued and unpaid interest, and that it will redeem such Notes on February 15, 2017. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of Terex Corporation issued on January 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2017

TEREX CORPORATION

By:	/s/ Kevin P. Bradley
Kevin P. Bradley Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of Terex Corporation issued on January 17, 2017.

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